ABERDEEN GREATER CHINA FUND, INC.
AMENDED AND RESTATED BY-LAWS
ARTICLE I.

STOCKHOLDERS
            SECTION 1.01.  Annual Meeting.
Aberdeen Greater China Fund, Inc.  (the
"Corporation"), formerly "The Greater China Fund,
Inc.", shall hold an annual meeting of its stockholders on a date not less than ninety (90) nor more than one hundred eighty (180) days following the end of the Corporation's fiscal year for the purpose of electing directors and for such other business as may be properly brought before the meeting. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.
            SECTION 1.02.  Special Meeting.
At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called as may be required by law.
            SECTION 1.03.  Place of Meetings.
Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.
            SECTION 1.04.  Notice of Meetings;
Waiver of Notice. Not less than ten (10) nor more than ninety (90) days before each stockholders' meeting, the Secretary of the Corporation shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he, before or after the meeting, signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.
            SECTION 1.05.  Quorum; Voting.
Unless statute or the Charter provides otherwise, at a meeting of stockholders, the presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and, except as provided in the following sentence with respect to the election of directors, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. With respect to the election of directors by stockholders, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees for director, as determined by the Secretary of the Corporation, exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast
"against" that director (with any "abstentions" and "broker nonvotes" not counted as a vote cast either
"for" or "against" that director's election.
            SECTION 1.06.  Adjournments.
Whether or not a quorum shall be present or represented at any meeting of the stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting that has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
            SECTION 1.07.  General Right to
Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney-in-fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.
            SECTION 1.08.  List of
Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.
            SECTION 1.09.  Notice of
Stockholder Business.  (a) Annual Meetings of
Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder provided for in this Section 1.09(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section
1.09(a).

            	(2) For nominations for
election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 1.09, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall set forth all information required under this
Section 1.09 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to the first anniversary of the Date of Mailing of the Notice (as defined herein) for the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the Date of Mailing of the Notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which Public Announcement (as defined herein) of the date of such meeting is first made by the Corporation. The Public Announcement of a postponement or adjournment of an annual meeting to a later date or time shall not commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such individual,
(B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition, (C) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company
Act of 1940, as amended) (the "1940 Act") and, if not an "interested person", information regarding each such nominee that will be sufficient for the Corporation to make such determination, (D) sufficient information, with appropriate verification of the accuracy thereof, to enable the Governance and Nominating Committee of the Board of Directors, or in the absence thereof, the entire Board of Directors, to make a determination as to the nominee's qualifications for nomination, and (E) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder
(including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated
Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; and (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated
Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (C) whether and the extent to which any hedging or similar transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made the effect or intent of which is to mitigate loss to or manage risk of share price changes for, such stockholder or any such Stockholder Associated
Person with respect to any share of stock of the Corporation; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 1.09(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder
Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

			(3) Notwithstanding anything
in this subsection (a) of this Section 1.09 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 130 days prior to the first anniversary of the Date of Mailing of the Notice for the preceding year's annual meeting, a stockholder's notice required by this
Section 1.09(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day immediately following the day on which such Public Announcement is first made by the Corporation.

			(4) For purposes of this
Section 1.09, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and
(iii) any person controlling, controlled by or under common control with such Stockholder Associated
Person.

		(b)  Special Meetings of
Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this
Section 1.09(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.09(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (2) of
Section 1.09(a) shall have been delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. The Public Announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

		(c)  General.  (1) Upon written
request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), in addition to any verification previously provided, written verification satisfactory in the discretion of the Board or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.09. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this
Section 1.09.

			(2) Only such individuals
who are nominated in accordance with this Section
1.09 of these Bylaws shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.09. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.09.

			(3) For purposes of this
Section 1.09, (a) the "Date of Mailing of the
Notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "Public Announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press,
Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the United States Securities and
Exchange Commission.

			(4) Notwithstanding the
foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09.
Nothing in this Section 1.09 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

            	(5) Notwithstanding anything
in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this
Section 1.09.  The chairman of the annual or special
meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.09, and if he should so determine, he shall so declare to the meeting that any s business not properly brought before the meeting shall not be considered or transacted.
            SECTION 1.10.  Conduct of
Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.
            Every meeting of stockholders shall
be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.
The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants;
(e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
            SECTION 1.11.  Informal Action by
Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.
            SECTION 1.12.  Fixing of Record
Date for Determining Stockholders to Vote at
Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders.
The record date for a particular meeting shall be not more than ninety (90) nor fewer than thirty (30) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and not others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.
ARTICLE II.

BOARD OF DIRECTORS
            SECTION 2.01.  Function of
Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.
            SECTION 2.02.  Number of
Directors. The number of directors constituting the entire Board of Directors (which initially was fixed at one (1) in the Corporation's Charter) may be increased or decreased from time to time by a majority of the entire Board of Directors; provided, however that the number of directors shall in no event be fewer than that required by law, nor more than twelve (12).
            SECTION 2.03.  Election and
Tenure of Directors. Beginning with the first annual meeting of stockholders of the Corporation and if at such time, the number of directors shall be three (3) or more (the "First Annual Meeting"), the
Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. At the First Annual Meeting, directors of
Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders, directors of Class II shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders subsequent to their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to Section 2.05, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
            SECTION 2.04.  Removal and
Resignation of Director. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 75% of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the President or the Secretary of the Corporation. Any resignation shall take affect at the time specified in it or, should the time when it is to become effective not be specified in it, upon the Board of Directors' acceptance of such resignation.
            SECTION 2.05.  Vacancy on Board.
Subject to the provisions of the 1940 Act, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the remaining directors whether or not sufficient to constitute a quorum. A majority of the entire Board may fill a vacancy that results from an increase in the number of directors. Any director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies. Any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the director he replaced.
            SECTION 2.06.  Regular Meetings.
Regular meetings of the Board of Directors shall be held on such date and at such place as may be determined from time to time by the Board of Directors.
            SECTION 2.07.  Special Meetings.
Special meeting of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designed from time to time by the Board of Directors. In the absence of designation, such meeting shall be held at such place as may be designated in the call.
            SECTION 2.08.  Place of Meeting.
Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified on the notice of the meeting.
            SECTION 2.09.  Action by
Directors.  Unless a statute or the Charter or By-
Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors, present by a majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.
            SECTION 2.10.  Meeting by
Conference Telephone.  Members of the Board of
Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
            SECTION 2.11.  Compensation.  By
resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to Directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.
            SECTION 2.12.  Quorum.  One-third
of the directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.
            SECTION 2.13.  Written Consent of
Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
ARTICLE III.

COMMITTEES
            SECTION 3.01.  Committees.  The
Board of Directors may appoint, from among its members, an Executive Committee and other committees composed of two or more directors, and delegate to these committees any of the power of the Board of Directors, except the power to declare dividends or other distributions of stock, elect directors, issue stock and, other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.
            SECTION 3.02.  Committee
Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.
The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of
Section 2.10.
            SECTION 3.03.  Emergency.  In the
event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-
Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive
Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.
            SECTION 3.04.  Action Without
Meeting. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of such committee, and such written consent is filed with the minutes of the proceedings of such committee.
ARTICLE IV.

OFFICERS
            SECTION 4.01.  Executive and
Other Officers.  The Corporation shall have a
President, a Secretary, and a Treasurer. It may also have a Chairman of the Board. The Board of Directors shall designate who shall serve as Chief
Executive Officer, who shall have supervision of the business and affairs of the Corporation, and may designate a Chief Operating Officer, who shall have supervision of the operations of the Corporation. In the absence of any designation the Chairman of the Board, if there be one, shall serve as Chief
Executive Officer and the President shall serve as Chief Operating Officer. In the absence of the Chairman of the Board, or if there be none, the President shall be the Chief Executive Officer. The same person may hold both officers. The
Corporation may also have one or more Vice-
Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director. Other officers may be directors.
            SECTION 4.02.  Chairman of the
Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors. In general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.
            SECTION 4.03.  President.  Unless
otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and perform the duties customarily performed by chief executive officers. He may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he shall perform such other duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors.
            SECTION 4.04.  Vice-Presidents.
The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-
President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officers, or the President.
            SECTION 4.05.  Secretary.  The
Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committee, in books provided for the purpose;
he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.
            SECTION 4.06.  Treasurer.  The
Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors;
he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.
            SECTION 4.07.  Assistant and
Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice President, Secretary, or Treasurer.
The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.
            SECTION 4.08.  Election, Tenure
and Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers.
Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The
Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.
            SECTION 4.09.  Compensation.
The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.
No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.
            SECTION 4.10.  Surety Bonds.  The
Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940
Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned on the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, fund or securities that may come into his hands.
ARTICLE V.

DIVISIONAL TITLES
            SECTION 5.01.  Conferring
Divisional Titles. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice
President, Treasurer or Controller of such division or any other title or titles the Board of Directors deems appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.
            SECTION 5.02.  Effect of Divisional
Titles. The conferring of divisional titles shall not create an office of the Corporation under Article V unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.
ARTICLE VI.

STOCK
            SECTION 6.01.  Certificates for
Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation, unless and to the extent the Board of Directors of the Corporation adopts a resolution authorizing shares of stock to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a stock certificate that includes on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.
            SECTION 6.02.  Transfers.  Stock of
the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws.
Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant
Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
            SECTION 6.03.  Fixing of Record
Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety
(90) days preceding the date fixed for the payment of any dividend or making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery or evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights of interests, and shall be entitled to receive such dividend, distribution, allotment, rights or interests.
            SECTION 6.04.  Stock Ledger.  The
Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal executive offices of the Corporation.
            SECTION 6.05.  Certification of
Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may so certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.
On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
            SECTION 6.06.  Lost Stock
Certificates.  The Board of Directors of the
Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.
ARTICLE VII.

FINANCE
            SECTION 7.01.  Checks, Drafts, Etc.
All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice
President or an Assistant Vice President and countersigned by the Treasurer, an Assistant
Treasurer, the Secretary or an Assistant Secretary.
            SECTION 7.02.  Annual Statement
of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.
            SECTION 7.03.  Fiscal Year.  The
fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.
            SECTION 7.04.  Dividends.  If
declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its share in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.
ARTICLE VIII.

NET ASSET VALUE
            SECTION 8.01.  Determination of
Net Asset Value. Net asset value per each share of the Corporation's common stock will be determined
(a) at least weekly, (b) on the last business day of each month and (c) at such other times as the Board of Directors may determine, in each case by dividing the value of the net assets of the corporation (the value of its total assets less its liabilities) by the total number of shares of common stock outstanding. In valuing the Fund's assets, quotations of foreign securities in a foreign currency shall be converted to U.S. dollar equivalents at the then current currency value. All securities for which market quotations are readily available shall be valued at the last sale price on the day of valuation or, if there was no such sale on such day, the last bid price quoted on such day.
Forward contracts shall be valued at the current cost of covering or offsetting such contracts. Short-term debt securities that mature in less than 60 days are valued at amortized cost. Securities and assets for which market quotations are not readily available
(including investments which are subject to limitations as to their sale) shall be valued at fair value as determined in good faith by or under the direction of the Board of Directors. In instances where the Board of Directors determines that the price determined above does not represent fair market value, the price shall be determined in such manner as the Board of Directors may prescribe.
ARTICLE IX.

INDEMNIFICATION AND INSURANCE
            SECTION 9.01.  Indemnification of
Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General
Corporation Law, the Securities Act of 1933, as amended (the "1933 Act"), as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").
            SECTION 9.02.  Advances.  Any
current or former director or officer of the Corporation claiming indemnification within the scope of this Article X shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the 1933 Act, and the 1940 Act, as those statues are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in
Section 2(a)(19) of the 1940 Act, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
            SECTION 9.03.  Procedure.  At the
request of any current or former director or officer, or any employee or agent whom the Corporation proposed to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation
Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, whether the standards required by this Article VI have been met;
provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought, finding that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.
            SECTION 9.04.  Indemnification of
Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this
Article IX to the extent permissible under the Maryland General Corporation Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.
            SECTION 9.05.  Other Rights.  The
indemnification provided by this Article VI shall not be deemed exclusive of any other rights, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actin by a director or officer of the Corporation in his official capacity and as to actin by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
            SECTION 9.06.  Insurance.  The
Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article IX or applicable law.
ARTICLE X.

MISCELLANEOUS
            SECTION 10.01.  Books and
Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal office of the Corporation.
            SECTION 10.02.  Corporate Seal.
The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary or the Assistant
Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.
            SECTION 10.03.  Voting Upon
Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
            SECTION 10.04.  Execution of
Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.
            SECTION 10.05.  Amendments.
These By-Laws may be amended by the Board of Directors, subject to the requirements of the Investment Company Act, as amended; provided, however, that no amendment of these By-Laws shall affect any right of any person under Article IX hereof based on any event, omission or proceeding prior to the amendment. These By-Laws may not be amended by the stockholders of the Corporation.
            SECTION 10.06.  Severability;
Definitions; Compliance with Investment Company
Act of 1940. The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision hereof. The phrase "this by-law" in this Article IX means this Article IX in its entirety. Nothing contained in this Article shall provide rights to indemnification that shall not be permitted under the 1940 Act.

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